UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549
                        ____________________

                              FORM 8-K

                           CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934

                  Date of Report: October 8, 2010
                 (Date of earliest event reported)


                           AMERILITHIUM CORP.
       (Exact name of registrant as specified in its charter)

      Nevada                      333-155059                 61-1604254
(State or other jurisdiction  (Commission File Number)     (IRS Employer
 of incorporation)                                         Identification No.)

                               Suite 200
                       871 Coronado Center Drive
                        Henderson, NV 89052
              (Address of principal executive offices (zip code)

                            775-996-2210
          (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
  ___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.02   UNREGISTERED SALES OF EQUITY SECURITIES

On October 13, 2010, the registrant issued an aggregate of 250,000 common shares to Mr. Allender pursuant to the consulting services agreement described below.

The common shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

ITEM 8.01   OTHER EVENTS

On October 8, 2010, the registrant entered into a consulting services agreement with Robert Allender, Jr.

Consulting Services and Duties. Mr. Allender agreed to perform the following services.
a.	The location of and consultation concerning evaluations of
mineral properties for acquisitions;

b.	Advice regarding geological and mineral deposit aspects of target properties;

c.	Evaluation of geological information and specific property data;

d.	Development of due diligence plans and exploration program
outlines; and

e.	Assistance with negotiations related to any of the foregoing.

Consulting Fees and Finder's Fees.  The registrant will pay Mr.
Allender consulting fees for the consulting services and finder's fees, if applicable, as follows:

a.	Beginning with the 1st day of the month during which the
registrant and Mr. Allender execute the Agreement and on the 1st day of each of the twenty three (23) months thereafter, the registrant will pay Mr. Allender $5,000.00 per month, for a total payment of $120,000.00 reviewable every six months.
Additionally, Mr. Allender shall receive 250,000 common shares of the registrant for every six (6) months of the agreement. The initial 250,000 shares shall be issued to Mr. Allender on execution of the Agreement.

b.	If Mr. Allender identifies property or properties during the term of the Agreement and the registrant and/or their Affiliates enter into a Definitive Agreement with regard to a Located Property at any time during the term of the Agreement or after termination, the registrant will pay Mr. Allender a consulting fee, which fee shall equal no less than 8% of the transaction amount paid by the registrant to acquire Located Property. The fee shall be based upon the total of cash, issued Shares, and work commitments as part of or in connection with the acquisition of any Located
Properties.  The registrant agrees to purchase the mineral rights


   Affiliates wish to pursue in the name of the registrant or its wholly owned subsidiaries.

Term and Termination. The Agreement will be effective beginning on October 8, 2010 and will continue for two years and will automatically continue thereafter until terminated by either party. Either Party may terminate the Agreement upon thirty (30) days prior written notice to the other Party; provided, however, that the registrant and/or their Affiliates will pay Mr. Allender the Consulting Fee for any Located Properties identified by Mr. Allender during the term of the Agreement. Upon termination of the Agreement, Mr. Allender shall have no further obligation to provide Consulting Services to the registrant, and the registrant shall have no further obligation to pay Mr. Allender.


ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1   Consulting Services Agreement dated October 8, 2010

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 14, 2010

AMERILITHIUM CORP.

By:     /s/Matthew Worrall
        ------------------
Name:   Matthew Worrall
Title:  Chief Executive Officer